SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report: February 2, 2000               Date of earliest event reported:
                                               February 2, 2000

                       Commission file number 33-31706-01


                               ACG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                              62-1395968
(State of incorporation)                                   (I.R.S. employer
                                                        identification number)

                               100 Winners Circle
                           Brentwood, Tennessee 37027
                                 (615) 377-0377
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          AMERICAN COLOR GRAPHICS, INC.
             (Exact name of registrant as specified in its charter)

       New York                                        62-1003976
(State of incorporation)                 (I.R.S. employer identification number)

                               100 Winners Circle
                           Brentwood, Tennessee 37027
                                 (615) 377-0377
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Not applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)



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Item 5.  Other Events

                  ACG Holdings, Inc. and American Color Graphics, Inc. today announced net income of $5.3 million for the three months ended December 31, 1999 compared to $3.6 million for the same period in 1998. EBITDA for the three months ended December 31, 1999 was approximately $23.1 million compared to $22 million for the same period in 1998. The Print division's EBITDA was approximately $21.1 million ($19.5 million for the 1998 period), American Color's EBITDA was approximately $2.9 million ($2.8 million for the 1998 period) and the EBITDA for other operations was approximately $(1.0) million ($(0.3) million for the 1998 period). EBITDA consists of earnings before net interest expense, income tax expense or benefit, depreciation, amortization and other income and expense. ACG Holdings' consolidated sales for the three months ended December 31, 1999 were $152.2 million compared to $144.3 million for the same period in 1998. At December 31, 1999, ACG Holdings had total indebtedness outstanding of $273.2 million, including capital lease obligations, as compared to $300.9 million at December 31, 1998.

                  ACG Holdings, Inc., through the printing division of American Color Graphics, Inc., is one of the nation's largest suppliers of commercial heatset offset and flexographic printing. The company's ten production facilities print and distribute products such as weekly retail advertising inserts, Sunday comic sections, comic books and other publications for many of the country's leading retailers and major newspapers.

                  American Color, the digital imaging and prepress division of American Color Graphics, Inc., is a leader in the digital imaging and prepress services industry with ten full-service locations nationwide. The Company is also a major supplier of digital photography, multimedia, PhotoCD imaging, digital asset management services, facilities management and CTP workflows. The American Color prepress facilities and American Color Graphics printing plants are linked by a state-of-the-art digital communications network to provide instantaneous delivery of prepress materials from coast-to-coast.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ACG HOLDINGS, INC.
                                           AMERICAN COLOR GRAPHICS, INC.

Date:  February 2, 2000                    By: /s/Joseph M.Milano
                                               ---------------------------------
                                           Joseph M. Milano
                                           Executive Vice President and
                                           Chief Financial Officer








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